EXHIBIT 99.1

2222 NO. 111TH ST. OMAHA, NE 68164 TEL: 402-829-6800 FAX: 402-829-6836

For further information, contact:

LINDSAY CORPORATION:	HALLIBURTON INVESTOR RELATIONS:
Brian Ketcham	Hala Elsherbini or Geralyn DeBusk
Vice President & Chief Financial Officer	972-458-8000
402-827-6579

Lindsay Corporation Reports Fiscal 2018 Second Quarter Results

•	Revenues increase 5 percent led by growth in North America irrigation
•	GAAP diluted earnings per share of $0.16 ($0.56 adjusted)[1]
•	Results include a $2.6 million tax expense due to the enactment of U.S. tax reform
•	Results include pre-tax costs of $2.3 million related to the Foundation for Growth initiative

OMAHA, Neb., March 29, 2018—Lindsay Corporation (NYSE: LNN), a leading global manufacturer of irrigation and infrastructure equipment and technology, today announced results for its second quarter ended February 28, 2018.

Second Quarter Summary

Revenues for the second quarter of fiscal 2018 were $130.3 million, an increase of 5 percent compared to revenues of $124.1 million in the prior year’s second quarter.  Net earnings for the quarter were $1.7 million and diluted earnings per share were $0.16, compared with net earnings of $5.0 million and diluted earnings per share of $0.47 in the prior year.  Net earnings for the quarter were reduced by tax expense of $2.6 million due to the enactment of the U.S. Tax Cuts and Jobs Act and by after-tax costs of $1.7 million comprised of severance costs and professional consulting fees related to the Company’s Foundation for Growth initiative.  Adjusted net earnings for the second quarter were $6.0 million, or $0.56 per diluted share.1

“We were pleased to have achieved revenue and operating income improvement in both the Irrigation and Infrastructure segments for the quarter,” said Tim Hassinger, President and Chief Executive Officer.  “Improved demand in North America irrigation drove overall revenue growth, and growth in our Road Zipper System® business continues to support solid performance in our Infrastructure segment.”

Segment Results

Irrigation segment revenues increased 5 percent to $111.9 million from $106.2 million in the prior year’s second quarter.  North America irrigation revenues increased 23 percent, driven by an increase in irrigation system unit volume.  International irrigation revenues for the second quarter were $33.0 million, a decrease of 22 percent compared to the second quarter of the prior year.  The second quarter of the prior year included revenues from projects in developing markets that did not repeat in the current period, while demand in core markets remained stable.

Irrigation segment operating margin was 10.7 percent of sales in the second quarter (11.2 percent adjusted)1, compared to 10.6 percent of sales in the prior year.  Improved volume leverage from higher North America irrigation system sales was partially offset by the impact of lower project sales and margins in international markets.

Infrastructure segment revenues increased 3 percent to $18.5 million for the quarter, as increased Road Zipper System revenue was partially offset by lower revenue from North America road safety products.

[1]	Please see Reg G reconciliation of GAAP operating income, net earnings and earnings per share to adjusted figures at end of document.

Infrastructure segment operating margin was 13.6 percent of sales in the quarter compared to 8.9 percent of sales in the second quarter of the prior year.  A higher proportion of revenue from Road Zipper Systems resulted in an improved margin mix.

The backlog of unshipped orders at February 28, 2018 was $90.2 million, compared with $62.3 million at February 28, 2017, with higher backlogs in both the irrigation and infrastructure segments.  Additions to the backlog during the quarter include an order valued at approximately $9.3 million to deploy the Road Zipper System on the Richmond-San Rafael Bridge in California and follow-on orders, valued at approximately $11.1 million, from an existing customer in Japan.

Impact of U.S. Tax Reform

Second quarter earnings include a $2.6 million, or $0.241 per diluted share, expense for the estimated impact of the U.S. Tax Cuts and Jobs Act enacted during the quarter.  This amount includes one-time impacts from the deemed repatriation transition tax on certain foreign earnings and from the remeasurement of deferred tax items at a lower rate.

Foundation for Growth Initiative

During the quarter the Company initiated a focused performance improvement initiative referred to as Foundation for Growth.  Objectives include setting strategic direction, defining priorities, and improving overall operating performance.  A key financial objective is to achieve operating margin performance of 11 percent to 12 percent in fiscal 2020 without assuming improvement in the market environment.  Second quarter earnings include after-tax costs of $1.7 million, or $0.151 per diluted share, related to severance costs and professional consulting fees incurred in connection with the initiative.  Additional costs anticipated in connection with this initiative, over each of the next several quarters, are expected to be recovered through improved operating income in fiscal 2020.

Outlook

“Although we have seen improved demand this year in North America, agricultural market conditions are expected to remain challenging until there is a meaningful improvement in commodity prices and farm income. In our Infrastructure business, a growing backlog of Road Zipper projects provides for growth,” said Mr. Hassinger.  “The recently announced tariffs on steel and aluminum product imports are concerning because of the potential impact on raw material cost and possible trade retaliation that would affect U.S. agricultural products, however it won’t be possible to fully assess the impact until more details are known.”

Mr. Hassinger continued, “The organization is excited about the launch of our Foundation for Growth initiative.  This effort, focused on delivering better results to our customers and shareholders, is already underway and I look forward to providing regular updates as this initiative progresses.”

Second Quarter Conference Call

Lindsay’s fiscal 2018 second quarter investor conference call is scheduled for 11:00 a.m. Eastern Time today.  Interested investors may participate in the call by dialing (877) 317-6789 in the U.S., or (412) 317-6789 internationally, and requesting the Lindsay Corporation call.  Additionally, the conference call will be simulcast live on the Internet and can be accessed via the investor relations section of the Company's Web site, www.lindsay.com.  Replays of the conference call will remain on our Web site through the next quarterly earnings release.  The Company will have a slide presentation available to augment management's formal presentation, which will also be accessible via the Company's Web site.

About the Company

Lindsay Corporation is a leading global manufacturer and distributor of irrigation and infrastructure equipment and technology. The Lindsay family of irrigation brands includes Zimmatic® and FieldNET® as well as irrigation consulting, design, pump and filtration offerings, advanced machine-to-machine communication, remote control and monitoring technology, and wireless networking solutions. Also a global leader in the transportation industry, Lindsay Transportation Solutions manufactures equipment to improve road safety and keep traffic moving on the world’s roads, bridges and tunnels, through the Barrier Systems®, Road Zipper® and Snoline™ brands. For more information about Lindsay Corporation, visit www.lindsay.com.

[1]	Please see Reg G reconciliation of GAAP operating income, net earnings and earnings per share to adjusted figures at end of document.

Concerning Forward-looking Statements

This release contains forward-looking statements that are subject to risks and uncertainties and which reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. You can find a discussion of many of these risks and uncertainties in the annual, quarterly and current reports that the Company files with the Securities and Exchange Commission. Forward-looking statements include information concerning possible or assumed future results of operations and planned financing of the Company and those statements preceded by, followed by or including the words “anticipate,” “estimate,” “believe,” “intend,” "expect," "outlook," "could," "may," "should," “will,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The Company undertakes no obligation to update any forward-looking information contained in this press release.

LINDSAY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three months ended		Six months ended
(in thousands, except per share amounts)	February 28, 2018	February 28, 2017	February 28, 2018	February 28, 2017

Operating revenues	$130,339	$124,125	$254,865	$234,515
Cost of operating revenues	95,023	91,184	187,152	173,200
Gross profit	35,316	32,941	67,713	61,315

Operating expenses:
Selling expense	10,020	10,132	20,245	20,114
General and administrative expense	14,311	10,230	26,229	21,585
Engineering and research expense	3,919	4,057	7,972	8,359
Total operating expenses	28,250	24,419	54,446	50,058

Operating income	7,066	8,522	13,267	11,257

Interest expense	(1,095)	(1,201)	(2,331)	(2,410)
Interest income	311	171	686	336
Other expense, net	(606)	144	(1,154)	(212)

Earnings before income taxes	5,676	7,636	10,468	8,971

Income tax expense	3,941	2,624	5,548	3,086

Net earnings	$1,735	$5,012	$4,920	$5,885

Earnings per share:
Basic	$0.16	$0.47	$0.46	$0.55
Diluted	$0.16	$0.47	$0.46	$0.55

Shares used in computing earnings per share:
Basic	10,743	10,657	10,724	10,647
Diluted	10,765	10,674	10,752	10,670

Cash dividends declared per share	$0.30	$0.29	$0.60	$0.58

LINDSAY CORPORATION AND SUBSIDIARIES
SUMMARY OPERATING RESULTS
(Unaudited)

	Three months ended		Six months ended
(in thousands)	February 28, 2018	February 28, 2017	February 28, 2018	February 28, 2017
Operating revenues:
Irrigation segment	$111,865	$106,209	$215,218	$196,061
Infrastructure segment	18,474	17,916	39,647	38,454
Total operating revenues	$130,339	$124,125	$254,865	$234,515

Operating income:
Irrigation segment	$11,933	$11,304	$19,784	$16,453
Infrastructure segment	2,519	1,595	5,810	4,571
Corporate	(7,386)	(4,377)	(12,327)	(9,767)
Total operating income	$7,066	$8,522	$13,267	$11,257

The Company manages its business activities in two reportable segments as follows:

Irrigation - This reporting segment includes the manufacture and marketing of center pivot, lateral move, and hose reel irrigation systems as well as various water pumping stations, controls, filtration solutions and machine-to-machine technology.

Infrastructure – This reporting segment includes the manufacture and marketing of moveable barriers, specialty barriers, crash cushions and end terminals, and road marking and road safety equipment.

LINDSAY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	February 28, 2018	February 28, 2017	August 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$102,211	$102,825	$121,620
Receivables, net	96,738	78,828	73,850
Inventories, net	102,975	82,847	86,155
Prepaid expenses	5,339	5,208	4,384
Other current assets	6,092	15,968	6,925
Total current assets	313,355	285,676	292,934

Property, plant, and equipment, net	72,678	75,632	74,498
Intangibles, net	40,677	44,890	42,808
Goodwill	77,296	76,577	77,131
Deferred income tax assets	5,773	3,094	5,311
Other noncurrent assets, net	12,575	4,747	13,350
Total assets	$522,354	$490,616	$506,032

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$46,599	$44,254	$36,717
Current portion of long-term debt	203	199	201
Other current liabilities	57,720	46,350	55,119
Total current liabilities	104,522	90,803	92,037

Pension benefits liabilities	6,152	6,708	6,295
Long-term debt	116,673	116,876	116,775
Deferred income tax liabilities	1,179	1,678	1,191
Other noncurrent liabilities	20,768	20,995	19,679
Total liabilities	249,294	237,060	235,977

Shareholders' equity:
Preferred stock	—	—	—
Common stock	18,841	18,746	18,780
Capital in excess of stated value	66,625	59,002	63,006
Retained earnings	476,091	466,630	477,615
Less treasury stock - at cost	(277,238)	(277,238)	(277,238)
Accumulated other comprehensive loss, net	(11,259)	(13,584)	(12,108)
Total shareholders' equity	273,060	253,556	270,055
Total liabilities and shareholders' equity	$522,354	$490,616	$506,032

LINDSAY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended
(in thousands)	February 28, 2018	February 28, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$4,920	$5,885
Adjustments to reconcile net earnings to net cash provided
by operating activities:
Depreciation and amortization	8,599	8,120
Provision for uncollectible accounts receivable	228	(609)
Deferred income taxes	(931)	1,707
Share-based compensation expense	1,887	1,815
Other, net	45	(594)
Changes in assets and liabilities:
Receivables	(23,084)	2,710
Inventories	(15,239)	(7,368)
Prepaid expenses and other current assets	(1,731)	3,375
Accounts payable	9,728	11,926
Other current liabilities	5,313	(14,122)
Other noncurrent assets and liabilities	1,368	(2,123)
Net cash (used in) provided by operating activities	(8,897)	10,722

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(4,715)	(4,194)
Proceeds from settlement of net investment hedges	101	2,054
Payments for settlement of net investment hedges	(1,967)	(482)
Other investing activities, net	137	136
Net cash used in investing activities	(6,444)	(2,486)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,788	647
Common stock withheld for payroll tax obligations	(833)	(635)
Principal payments on long-term debt	(100)	(98)
Dividends paid	(6,444)	(6,181)
Net cash used in financing activities	(4,589)	(6,267)

Effect of exchange rate changes on cash and cash equivalents	521	(390)
Net change in cash and cash equivalents	(19,409)	1,579
Cash and cash equivalents, beginning of period	121,620	101,246
Cash and cash equivalents, end of period	$102,211	$102,825

LINDSAY CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

The non-GAAP tables below disclose (a) the impact on diluted earnings per share of (1) tax expense attributed to enactment of the U.S. Tax Cuts and Jobs Act ("U.S. Tax Reform"), and (2) severance costs and professional consulting fees associated with the Company's Foundation for Growth initiative ("FFG costs"), (b) the impact on operating income of FFG costs, and (c) the impact on segment operating income of FFG costs.  Management believes adjusted net earnings, adjusted diluted earnings per share and adjusted operating income are important indicators of the Company’s business performance because they exclude items that may not be indicative of, or may be unrelated to, the Company’s underlying operating results, and provide a useful baseline for analyzing trends in the business.  Non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.  These adjusted financial measures should not be considered in isolation or as a substitute for reported net earnings, diluted earnings per share and operating income. These non-GAAP financial measures reflect an additional way of viewing the Company’s operations that, when viewed with the GAAP results and the following reconciliations to the corresponding GAAP financial measures, management believes provides a more complete understanding of the Company’s business.

	Three months ended		Six months ended
(in thousands, except per share amounts)	February 28, 2018	Diluted earnings per share	February 28, 2018	Diluted earnings per share

Net earnings - reported GAAP measure	$1,735	$0.16	$4,920	$0.46

Impact of U.S. Tax Reform	2,578	0.24	2,578	0.24

FFG costs - after tax	1,668	0.15	1,668	0.16

Net earnings - adjusted	$5,981	$0.56	$9,166	$0.85
Average shares outstanding - diluted		10,765		10,752

	Three months ended February 28, 2018
Operating income reconciliation	Consolidated	Irrigation	Infrastructure	Corporate

Operating income - reported GAAP measure	$7,066	$11,933	$2,519	$(7,386)

FFG costs - before tax	2,331	573	—	1,758

Adjusted operating income	$9,397	$12,506	$2,519	$(5,628)

Operating revenues	$130,339	$111,865	$18,474	$—

Operating income as a percent of operating revenues	5.4%	10.7%	13.6%	N/A

Adjusted operating income as a percent of operating revenues	7.2%	11.2%	13.6%	N/A

	Six months ended February 28, 2018
Operating income reconciliation	Consolidated	Irrigation	Infrastructure	Corporate

Operating income - reported GAAP measure	$13,267	$19,784	$5,810	$(12,327)

FFG costs - before tax	2,331	573	—	1,758

Adjusted operating income	$15,598	$20,357	$5,810	$(10,569)

Operating revenues	$254,865	$215,218	$39,647	$—

Operating income as a percent of operating revenues	5.2%	9.2%	14.7%	N/A

Adjusted operating income as a percent of operating revenues	6.1%	9.5%	14.7%	N/A